UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 7, 2011

PRIMEDIA Inc.
(Exact Name of Registrant as Specified in Charter)

3585 Engineering Drive, Norcross, Georgia 30092
(Address of Principal Executive Offices)

Delaware	1-11106	13-3647573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant’s telephone number, including area code	678-421-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Severance Agreements

On January 7, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of PRIMEDIA Inc. (the “Company”) approved amendments (the “Amendments”) to the existing severance agreements (the “Severance Agreements”) between the Company and certain of its employees, including the following named executive officers of the Company: Kim Payne, Arlene Mayfield and Keith Belknap. Under each Amendment, if the employee separates from service from the Company and is entitled to receive severance as set forth in his or her respective Severance Agreement, the employee also is now entitled to receive an additional amount equal to the sum of (i) the employee’s annual target bonus for the year in which he or she separates from service from the Company and (ii) a pro rata portion of the employee’s annual target bonus for the year in which he or she separates from service for the number of days such employee was employed for such year before the separation from service.

The amount payable under each Amendment is subject to the same terms and conditions as the severance payable under the related Severance Agreement, including, without limitation, the execution and delivery of an effective release of claims within forty-five (45) days after separation from service from the Company.

The foregoing is a summary of the terms of the Amendments and is qualified in its entirety by reference to the full text of the Form of Amendment to Severance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Retention Agreements

Also on January 7, 2011, the Committee approved a form of retention agreement (the “Retention Agreement”) to be entered into between the Company and certain of its employees, including each of the named executive officers of the Company.  Under the Retention Agreement, each employee is entitled to receive the retention bonus specified therein, in a single lump sum, if there is a Sale of the Company (as defined in the Retention Agreement) on or before December 31, 2011 and such employee remains employed by the Company for six months following the Sale of the Company (or if such employee’s employment is terminated prior to six months following the Sale of the Company under circumstances that would entitle the employee to severance).  The Committee approved the following retention bonuses: Charles Stubbs, $1,250,000; Kim Payne, $400,000; Arlene Mayfield, $400,000; and Keith Belknap, $305,300.

The foregoing is a summary of the terms of the Retention Agreement and is qualified in its entirety by reference to the full text of the Form of Retention Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by this reference.

Vesting of Restricted Stock
The Committee also provided on January 7, 2011 that any unvested restricted stock then held by certain employees of the Company, including a named executive officer of the Company, Charles Stubbs, would immediately vest on a Sale of the Company, provided the employee was still employed at the time.

Long-Term Incentive Plan

Also on January 7, 2011, the Committee approved grants under the Company’s 1992 Stock Purchase and Option Plan, as amended (the “Plan”), of performance-based restricted stock for the 2011 calendar year, in conjunction with the Company’s Long-Term Incentive Plan (the “LTIP”), to eligible participants in the LTIP, including the following named executive officers: Dean Nelson (65,048 target shares), Charles Stubbs (142,857 target shares), Kim Payne (16,262 target shares), Arlene Mayfield (32,524 target shares), and Keith Belknap (13,010 target shares). For each of the participants, these restricted stock awards vest (i) if the participant’s employment with the Company is terminated for any reason other than by the Company for cause, on or before December 31, 2011, or, otherwise, (ii) to the extent to which the Company achieves the applicable target EBITDA (as defined under the Company’s Executive Incentive Compensation Plan, an annual, performance-based cash incentive program) for the 2011 calendar year:

•	If the Company’s actual EBITDA for 2011 does not meet or exceed 90% of the target EBITDA for such year, then these restricted stock awards are forfeited.
•
If the Company’s actual EBITDA for 2011 is at least 90% of the target EBITDA for such year but is less than 100% of the target EBITDA for such year, then the shares of restricted stock will vest with respect to the target number of shares multiplied by the percentage that equals the sum of (i) 50% plus (ii) the product of that percentage determined by dividing the amount of EBITDA that exceeds 90% of targeted EBITDA by 10% of targeted EBITDA for the year multiplied by 50%.

•	If the Company’s actual EBITDA for 2011 meets or exceeds 100% of the target EBITDA for such year, then 100% of these restricted stock awards will vest.

Item 9.01	Financial Statements and Exhibits.

	Exhibit 10.1	Form of Amendment to Severance Agreement
	Exhibit 10.2	Form of Retention Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMEDIA INC.

Dated: January 11, 2011
	By:	/s/ KEITH L. BELKNAP
	Name:	Keith L. Belknap
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Amendment to Severance Agreement
10.2	Form of Retention Agreement